SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549




                          FORM 8-K


                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  August 29, 1996
                                                  (August 26, 1996)




                    Hibernia Corporation
     (Exact name of issuer as specified in its charter)





           Louisiana                1-10294        72-0724532
           (State or other          (Commission   (IRS Employer
           jurisdiction of          File Number)   Identification No.)
           organization)






           313 Carondelet Street, New Orleans, Louisiana      70130
           (Address of principal executive offices)           (Zip Code)



     Registrant's telephone number, including area code     (504)533-5332

Item 2.   Acquisition of Assets
- ------------------------------------------

     On August 26, 1996, Hibernia Corporation (Hibernia) consummated the transaction contemplated by the Agreement and Plan of Merger of CM Bank Holding Company (Calcasieu) with and into Hibernia Corporation dated as of April 2, 1996, (the Merger Agreement) by the merger of Calcasieu into Hibernia (the Merger). The Merger Agreement provides that in the Merger each share of Calcasieu Class A Common Stock issued and outstanding immediately prior to the effective date of the Merger shall be converted into the right to receive cash from Hibernia in the amount of $193.5245990 per share, and each share of Calcasieu Class B Common Stock shall be converted into the right to receive cash from Hibernia in the amount of $96.76229999 per share. The total consideration issued to Calcasieu shareholders was approximately $201,686,000. The funding of the purchase price was obtained primarily through the sales of investment securities. On June 30, 1996, Calcasieu had total loans of approximately $362 million, total deposits of approximately $618 million and total assets of approximately $779 million.

     The transaction will be accounted for using the purchase method of accounting.


Item 7.   Financial Statements and Exhibits
- -------------------------------------------------------


     Listed below are the financial statements, pro forma financial information and exhibits, filed as part of this report.

     (A)  Audited Financial Statements of CM Bank Holding
          Company for the fiscal year ended December 31, 1995.

     (B)  Pro Forma Financial Information:

          Unaudited Pro Forma Combined Balance Sheet as of
          June 30, 1996.

          Unaudited Pro Forma Combined Income Statements for the six months ended June 30, 1996 and the year ended December 31, 1995.

     (C)  Exhibits:

          Agreement and Plan of Merger of CM Bank Holding
          Company with and into Hibernia Corporation (Exhibit
          No. 2)

          Consent of Leon C. Theriot & Associates (Exhibit
          No. 23)

          Hibernia News Release dated August 26, 1996, announcing the merger between Calcasieu and Hibernia (Exhibit No. 99)

                CM BANK HOLDING COMPANY AND SUBSIDIARY

                  CONSOLIDATED FINANCIAL STATEMENTS

                Years Ended December 31, 1995 and 1994

                     Independent Auditors' Report


Board of Directors
CM Bank Holding Company and Subsidiary

  We have audited the accompanying consolidated balance sheets of CM Bank Holding Company (a Louisiana corporation) and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  As discussed in Note P to the financial statements, an error was discovered in the recording of certain employee retirement benefit expenses which resulted in net income being overstated in prior years. Accordingly, beginning retained earnings for 1994 has been restated.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CM Bank Holding Company and Subsidiary as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/   Leon C. Theriot & Associates
      Lake Charles, Louisiana


February 2, 1996

                 CM Bank Holding Company and Subsidiary

                      CONSOLIDATED BALANCE SHEETS



                                 ASSETS
December 31,                                     1995           1994
                                                 ----           ----
                                                (amounts in thousands)
                                                 --------------------

Cash and due from banks (note B)              $  49,253      $  61,617

Federal funds sold                               12,400          1,300

Securities (notes A2 and C)                     302,148        408,417

Loans, net of allowance for possible
 credit losses of $2,739,000 in 1995 and
 $3,619,000 in 1994 (notes A3, A4, D
 and J)                                         344,712        313,757

Premises and equipment - net (notes A6
 and E)                                          52,790         52,249

Accrued interest receivable                       5,842          5,850

Other real estate owned (note A5)                 1,025          3,320

Other assets                                      6,018          6,420
                                                -------        -------

              Total assets                    $ 774,188      $ 852,930
                                                =======        =======


                             LIABILITIES

Deposits
  Demand                                      $ 169,151      $ 163,077
  Savings and NOW accounts                      144,542        119,799
  Other time deposits                           293,949        338,308
                                                -------        -------
              Total deposits                    607,642        621,184

Federal funds purchased and securities
 sold under repurchase agreements (note C)       40,227         75,335

Accrued expenses and other liabilities           13,310          7,865

Long-term debt (note F)                           1,422         52,121
                                                -------        -------

              Total liabilities                 662,601        756,505

Commitments and contingencies (notes I and J)        -              -

                         STOCKHOLDERS' EQUITY

Common stock
  Class A - $10 par value; 5,000,000 shares
   authorized; 259,430 shares issued              2,594          2,594
  Class B - $5 par value; 1,581,140 shares
   authorized, issued and outstanding             7,906          7,906
Capital surplus                                  10,500         10,500
Retained earnings (note L)                       90,089         84,169
Net unrealized appreciation (depreciation)
 on available-for-sale securities, net of
 tax (benefit) of $260,000 in 1995 and
 ($4,498,000) in 1994                               506        (8,736)
Class A common stock in treasury, at cost;
  7,825 shares                                       (8)            (8)
                                                -------        -------

              Total stockholders' equity        111,587         96,425
                                                -------        -------

             Total liabilities and
               stockholders' equity           $ 774,188      $ 852,930
                                                =======        =======

See notes to consolidated financial statements.

                CM Bank Holding Company and Subsidiary

                  CONSOLIDATED STATEMENTS OF INCOME

                   For the years ended December 31,


                                                1995           1994
                                                ----           ----
                                              (amounts in thousands)
                                               --------------------
                                                 (except per share)
                                                  ----------------

Interest income
  Loans, including fees                        $ 31,523       $ 28,347
  Securities available for sale                  20,546         19,582
  Securities to be held to maturity               2,129          1,504
  Federal funds sold                                283            714
  Deposits with banks                                11             66
                                                -------        -------

              Total interest income              54,492         50,213

Interest expense
  Deposits                                       15,423         13,698
  Federal funds purchased and securities
   sold under repurchase agreements               2,276          1,288
  Long-term debt                                  1,661            355
                                                 ------         ------

              Total interest expense             19,360         15,341
                                                 ------         ------

              NET INTEREST INCOME                35,132         34,872

Provision for credit losses (notes A4 and D)        200           (660)
                                                 ------         ------

             Net interest income after
               provision for credit losses       34,932         35,532

Other income
   Service charges on deposit accounts             6,642          6,666
   Other service charges and fees                  1,330          1,452
   Income from fiduciary activities                  740            727
   Other income                                      290            195
   Gain on sale of securities                      2,080              -
                                                  ------         ------

               Total other income                 11,082          9,040

Other expenses
   Salaries and employee benefits (note H)        13,058         13,038
   Occupancy expenses (notes A6 and E)             2,538          2,718
   Equipment expense (notes A6 and E)              2,453          2,081
   Other operating expenses                        9,766         10,476
                                                  ------         ------

               Total other expenses               27,815         28,313
                                                  ------         ------

               Income before income taxes         18,199         16,259

Income tax provision
  (notes A7 and G)                                 6,026          4,997
                                                  ------         ------

               NET INCOME                       $ 12,173       $ 11,262
                                                  ======         ======

PER SHARE AMOUNTS:
  Net income per common share (note A10)
     Class A                                    $  11.68        $ 10.80
                                                   =====          =====

     Class B                                    $   5.84        $  5.40
                                                   =====          =====

See notes to consolidated financial statements.

                          CM Bank Holding Company and Subsidiary

                 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                       For the years ended December 31, 1995 and 1994

                             (amounts in thousands, except shares)

                                           Common Stock             Treasury Stock
                               -----------------------------------------------------------
                                   Class A           Class B          Class A
                                   -------           -------         --------             Capital
                               Shares   Par Value Shares  Par Value      Shares   At Cost Surplus
                               ------   --------- ------  ---------      ------   ------- -------

Balance at December 31, 1993,
 as previously reported      259,430   $ 2,594   1,581,140   $ 7,906     7,825   $  (8) $ 10,500

Prior period adjustment for
 certain employee retirement
 benefit expenses (note P)         -         -           -         -         -        -         -
                             -------     -----   ---------     -----     -----     ----    ------

Balance at December 31, 1993,
 as restated                 259,430     2,594   1,581,140     7,906     7,825       (8)   10,500

Effect of change of accounting
 principle, net of tax of $1,836
 at January 1, 1994 (note A2)      -         -           -         -         -        -         -

Net income for 1994                -         -           -         -         -        -         -

Cash dividends declared            -         -           -         -         -        -         -

Net changes in unrealized
 depreciation on securities
 available for sale, net
 of tax of $6,149                  -         -           -         -         -        -         -
                             -------     -----   ---------     -----     -----     ----    ------

Balance at December 31, 1994 259,430     2,594   1,581,140     7,906     7,825       (8)   10,500

Net income for 1995                -         -           -         -         -        -         -

Cash dividends declared            -         -           -         -         -        -         -

Net changes in unrealized
 appreciation on securities
 available for sale, net of
 tax of $4,758                     -         -           -         -         -        -         -
                             -------     -----   ---------     -----     -----     ----    ------

Balance at December 31, 1995 259,430   $ 2,594   1,581,140   $ 7,906     7,825    $  (8) $ 10,500
                             =======     =====   =========     =====     =====     ====    ======


See notes to consolidated financial statements.

                                          Net Unrealized
                                           Appreciation
                                          (Depreciation)
                                          On Available-
                               Retained     For-Sale
                               Earnings    Securities       Total
                               --------    ----------       -----

Balance at December 31, 1993
  as previously reported       $ 79,905     $     -         $ 100,897

Prior period adjustment for
  certain employee retirement
  benefit expenses (note P)        (749)          -              (749)
                                 ------       -----           -------

Balance at December 31, 1993,
  as restated                    79,156           -           100,148

Effect of change of accounting
  principle, net of tax of $1,836
  at January 1, 1994 (note A2)        -       3,564             3,564

Net income for 1994              11,262           -            11,262

Cash dividends declared          (6,249)          -            (6,249)

Net changes in unrealized
  depreciation on securities
  available for sale, net
  of tax of $6,149                    -      (12,300)          (12,300)
                                -------       ------            ------

Balance at December 31, 1994     84,169       (8,736)           96,425

Net income for 1995              12,173            -            12,173

Cash dividends declared          (6,253)           -            (6,253)

Net changes in unrealized
  appreciation on securities
  available for sale, net of
  tax of $4,758                       -        9,242             9,242
                                 ------       ------           -------

Balance at December 31, 1995    $90,089      $   506          $111,587
                                 ======       ======           =======

See notes to consolidated financial statements.

                CM Bank Holding Company and Subsidiary

                CONSOLIDATED STATEMENTS OF CASH FLOWS




For the years ended December 31,                 1995          1994
                                                 ----          ----
                                               (amounts in thousands)
                                                --------------------

Increase (Decrease) in Cash and Cash
 Equivalents (note A10)

Cash flows from operating activities
  Net income                                  $  12,173      $  11,262
  Adjustments to reconcile net income to net
   cash provided by operating activities
    Depreciation                                  3,778          3,155
    Provision for credit losses                     200           (660)
    Loss (gain on sales of other real
     estate owned                                  (336)          (262)
    Loss (gain) on sales of premises
     and equipment                                   (2)            39
    Gain on sales of securities                  (2,080)             -
    Net amortization of investment
     security premium                               713            423
    Decrease (increase) in accrued interest
     receivable                                       7         (1,056)
    Decrease (increase) in other assets             401         (1,947)
    Increase in other liabilities                 3,884          1,112
                                                 ------         ------

             Total adjustments                    6,565            804
                                                 ------         ------

             Net cash provided by operating
              activities                         18,738         12,066

Cash flows from investing activities
  Net (increase) decrease in federal funds
   sold                                         (11,100)        68,200
  Purchases of securities                       (53,947)      (167,232)
  Proceeds from prepayments and maturities
   of securities                                170,825         93,463
  Net increase in loans                         (31,262)        (6,934)
  Net purchases of premises and equipment        (4,317)        (7,932)
  Proceeds from sale of other real estate         2,738          2,509
                                                 ------         ------

             Net cash provided (used) by
               investing activities              72,937        (17,926)

Cash flows from financing activities
  Net increase (decrease) in deposits
    Demand                                    $   6,074      $   9,333
    Savings and NOW accounts                     24,743        (16,052)
    Other time                                  (44,359)       (34,075)

  Net increase (decrease) in federal funds
   purchased and securities sold under
   repurchase agreements                        (35,108)        20,660
  Dividends paid                                 (4,690)        (5,468)
  Proceeds from long-term debt                    1,000         52,121
  Payments on long-term debt                    (51,699)             -
                                                 ------         ------

             Net cash provided (used) by
              financing activities             (104,039)        26,519
                                                -------        -------

             Increase (decrease) in cash
              and due from banks                (12,364)        20,659

Cash and due from banks at beginning of
 year                                            61,617         40,958
                                                -------        -------

Cash and due from banks at end of year        $  49,253      $  61,617
                                                =======        =======


Supplemental disclosures
  Cash paid during the year for interest on
   deposits                                   $  15,542      $  13,585
                                                =======        =======

  Noncash investing activities - reduction
   in loans resulting from the transfer of
   related collateral to other real estate    $     107      $     216
                                                 ======         ======
  Noncash financing activities - dividends
   declared but not paid in the current year  $   1,563      $     781
                                                 ======         ======


See notes to consolidated financial statements.

                CM Bank Holding Company and Subsidiary

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      December 31, 1995 and 1994



NOTE A - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The principal business of CM Bank Holding Company is to provide, through it bank subsidiary, comprehensive corporate and individual banking services, and personal and corporate trust services through its network of branches located throughout Southwest Louisiana. The Bank's primary source of revenue is providing loans to customers who are predominantly small and middle-market businesses and agricultural, home mortgage and consumer loans.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the significant accounting policies of CM Bank Holding Company applied in the preparation of the accompanying consolidated financial statements follows:

1.  Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CM Bank Holding Company (the Holding Company), a one-bank holding company, and its wholly-owned subsidiary, Calcasieu Marine National Bank (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting policies of the Holding Company and the Bank conform to generally accepted accounting principles and prevailing practices within the banking industry.

2.  Securities

At January 1, 1994 the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires the classification of securities into three categories accounted for as follows:

      a.  Trading Securities
          Debt securities held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Unrealized gains and losses on trading account securities are included in current period in other income.

      b.  Securities Held to Maturity
          Debt securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts.

      c.  Securities Available for Sale
          Available-for-sale securities consist of all other securities not classified as trading securities nor as held-to-maturity securities.

          Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized.

          Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

          Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary could result in write-downs of the individual securities to their fair value. The related write-downs, if any, would be included in earnings as realized losses.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

3.  Loans

Loans are reported at the amount of unpaid principal reduced by unearned discount and an allowance for possible credit losses. Unearned discount on installment loans is recognized as income over the terms of the loans using the sum-of-the-periodic balance method, which approximates interest earned under the level yield method. Interest on other loans is calculated using the simple interest method on daily balances of the principal amount outstanding.

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Accrual of interest on loans is generally discontinued either when reasonable doubt exists as to the full collection of interest or principal or when a loan becomes contractually past due by ninety days or more and the loan is not in the process of collection. When a loan is placed on nonaccrual status, all interest previously accrued but not collected in the current period is reversed against current period interest income if management determines the accrued interest is uncollectible. Interest previously accrued but not collected in the prior period is charged against the allowance for possible credit losses if management determines the accrued interest is uncollectible. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

Renegotiated loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with the new terms.

4.  Allowance for Possible Credit Losses

The allowance for possible credit losses is established through a provision for credit losses charged to expense offset by loan recoveries realized. Loans and related accrued interest are charged against the allowance for possible credit losses when management believes that the collectibility of the principal and interest is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the credit portfolio, overall portfolio quality, loan concentrations, specific problem loans, commitments, and current and anticipated economic conditions that may affect a borrower's ability to pay. Effective January 1, 1995, the Bank implemented Financial Accounting Standard #114, "Accounting by Creditors for Impairment of a Loan," which had no appreciable effect on the financial statements.

5.  Other Real Estate Owned

Real estate acquired through partial or total satisfaction of loans or for which the foreclosure process is substantially complete is carried at the lower of the recorded investment in the property or its fair value, less estimated selling costs. Prior to foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for possible credit losses, if necessary. Any subsequent write-downs are charged against operating expense. The maintenance of such properties and gains and losses on their disposition are included in other expenses. If such properties produce income, then the net cash receipts are recorded as period income; otherwise, the net cash payments are treated as holding losses. Depreciation is accrued on income-producing properties. Sales of other real estate owned are recorded under the full accrual method when minimum downpayment criteria are met. Otherwise sales are deferred and payments are applied toward the minimum downpayment requirement.

6.  Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation, computed principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements, for which the Bank is lessor, are amortized on the straight-line method over the estimated useful lives of the improvements. Maintenance, repairs and minor replacements and betterments of property and equipment are expensed in the year incurred. Major expenditures for replacements and betterments are capitalized and depreciated over their estimated useful lives. On disposal or retirement, the related cost and accumulated depreciation are eliminated from the accounts, and gain or loss on the transaction is recognized.

7.  Income Taxes

Deferred tax assets and liabilities are reflected at currently enacted tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The principal differences relate to depreciation of premises and equipment, the provision for credit losses and the valuation of securities.

8.  Trust Department

Trust department assets held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying balance sheets since such items are not assets of the Bank.

9.  Income Per Common Share

Income per common share is calculated by dividing prorata net income for each class by the weighted average number of common shares outstanding for each class during the year.

10.  Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks."


NOTE B - RESTRICTED CASH BALANCES

Aggregate reserves (in the form of deposits with the Federal Reserve Bank) of $3,936,000 were maintained to satisfy federal regulatory requirements at December 31, 1995.


NOTE C - SECURITIES

Securities consist of the following at December 31:

                                                       1995      1994
                                                       ----      ----
                                                   (amounts in thousands)
                                                    --------------------

Available for sale                                  $ 290,608 $ 374,694
Held to maturity                                       11,540    33,723
                                                      -------   -------
                                                    $ 302,148 $ 408,417
                                                      =======   =======

Securities have been classified in the consolidated balance sheet according to management's intent. The carrying amount of securities and their appropriate market values at December 31 were as follows:

                                            Gross     Gross
                                Amortized Unrealized Unrealized  Market
                                   Cost      Gain      Loss      Value
                                   ----      ----      ----      -----

                                        (amounts in thousands)
                                         --------------------

Available-for-Sale Securities
 December 31, 1995
   Equity securities            $   9,509 $      -  $       -  $   9,509
   U.S. Government and agency
    securities                    276,567     2,368     1,790    277,145
   Collateralized mortgage
    obligations                     3,765       189         -      3,954
                                  -------     -----     -----    -------

                                $ 289,841 $   2,557 $   1,790  $ 290,608
                                  =======     =====     =====    =======

Held-to-Maturity Securities
 December 31, 1995
   U.S. Government agency
    securities                  $   5,000 $      47 $       -  $   5,047
   State and municipal
    securities                      6,540        75        23      6,592
                                   ------     -----     -----     ------

                                $  11,540 $     122 $      23  $  11,639
                                   ======     =====     =====     ======

Available-for-Sale Securities
 December 31, 1994
   Equity securities            $   9,029 $      -  $      -  $   9,029
   U.S. Government and agency
    securities                    373,009       162    13,316   359,855
   Collateralized mortgage
    obligations                     5,705       137        32     5,810
                                  -------     -----    ------   -------

                                $ 387,743 $     299 $  13,348 $ 374,694
                                  =======     =====    ======   =======

Held-to-Maturity Securities
 December 31, 1994
   U.S. Government agency
    securities                  $  30,000 $      -  $   1,225 $  28,775
   State and municipal
    securities                      3,723        12       169     3,566
                                   ------     -----     -----    ------
                                $  33,723 $      12 $   1,394 $  32,341
                                   ======     =====     =====    ======

Gross realized gains on sales of securities were $2,080,000 in 1995 with no sales in 1994.

The scheduled maturities of securities held to maturity and securities available for sale at December 31, 1995, were as follows:

                                  Held-to-Maturity    Available-for-Sale
                                    Securities             Securities
                                    ----------             ----------
                                Amortized     Fair  Amortized     Fair
                                   Cost      Value     Cost      Value
                                   ----      -----     ----      -----
                                         (amounts in thousands)
                                          --------------------

Due in one year or less          $    200  $    201 $  54,999 $  55,098
Due from one year to five years     1,706     1,726    68,228    67,530
Due from five to ten years          8,363     8,441    15,037    15,326
Due after ten years                 1,271     1,271   147,812   148,700

Collateralized mortgage
 obligations                           -         -      3,765     3,954
                                   ------    ------   -------   -------

                                 $ 11,540  $ 11,639 $ 289,841 $ 290,608
                                   ======    ======   =======   =======

Investment securities with carrying amounts (which approximates market value) of $213,605,000 at December 31, 1995, were pledged to secure public and trust deposits or sold to customers under repurchase agreements and for other purposes required or permitted by law.


NOTE D - LOANS

Major Categories of Loans

Major categories of loans were as follows at December 31:

                                                       1995      1994
                                                       ----      ----
                                                  (amounts in thousands)
                                                   --------------------

Commercial and industrial                           $ 117,182 $ 100,632
Real estate                                           126,225   116,961
Agricultural                                           16,024    15,561
Loans to individuals                                   88,291    84,663
                                                      -------   -------
                                                      347,722   317,817
Unearned income                                          (271)     (441)
                                                      -------   -------
                                                      347,451   317,376
Allowance for possible credit losses                   (2,739)   (3,619)
                                                      -------   -------

    Loans - net                                     $ 344,712 $ 313,757
                                                      =======   =======

Certain agricultural and commercial loans are secured by real estate and are classified as real estate loans.

Allowance for Possible Credit Losses

Changes in the allowance for possible credit losses were as follows:

                                                        1995      1994
                                                        ----      ----
                                                   (amounts in thousands)
                                                    --------------------

Balance at beginning of year                          $ 3,619   $ 4,895
Provision charged (credited) to
 operations                                               200      (660)
Loans charged off                                      (1,789)   (1,090)
Recoveries                                                709       474
                                                        -----     -----

Balance at end of year                                $ 2,739   $ 3,619
                                                        =====     =====

NOTE E - PREMISES AND EQUIPMENT

Premises and equipment were as follows at December 31:

                                                               Estimated
                                          1995        1994   Useful Lives
                                          ----        ----   ------------
                                        (amounts in thousands)  (years)
                                         --------------------    -----

Land                                    $  4,569    $  4,502       -
Buildings and improvements                66,179      64,352     20-40
Construction in progress                     945         538       -
Furniture and equipment                   26,971      26,007      3-20
                                          ------      ------
                                          98,664      95,399
Accumulated depreciation                 (45,874)    (43,150)
                                          ------      ------

     Premises and
      equipment - net                   $ 52,790    $ 52,249
                                          ======      ======

Depreciation expense was $3,778,000 in 1995 and $3,155,000 in 1994.

Occupancy expenses are net of rental income of $1,937,000 in 1995 and $1,418,000 in 1994.


NOTE F - LONG-TERM DEBT

Long-term debt consisted of the following advances from Federal Home Loan Bank of Dallas at December 31:

                                          1995        1994
                                          ----        ----
                                       (amounts in thousands)
                                        --------------------

5.43% advance due 2004                   $   431     $    471
5.899% advance due 2005                      500            -
8.36% advance due 2015                       491            -
Floating rate advance due 2001                 -       51,650
                                           -----       ------

                                         $ 1,422     $ 52,121
                                           =====       ======

The 5.43 percent advance is payable in monthly amortized payments of principal and interest, which total approximately $65,000 per year, with a balance due at maturity of $184,000.

The 5.899 and 8.36 percent advances are payable in monthly amortized payments of principal and interest over the life of the advance.

Aggregate maturities required on long-term debt for years beginning after December 31, 1995 are as follows:


             1996                 $    91,000
             1997                      97,000
             1998                     103,000
             1999                     109,000
             2000                     116,000
             Thereafter               906,000
                                    ---------

                                  $ 1,422,000
                                    =========

NOTE G - INCOME TAXES

The provision for income taxes reflected in the statements of income for years ended December 31, consists of the following:

                                          1995         1994
                                          ----         ----
                                        (amounts in thousands)
                                         --------------------

Currently payable                       $ 4,921      $ 3,667
Deferred                                  1,105        1,330
                                          -----        -----

             Income tax provision       $ 6,026      $ 4,997
                                          =====        =====

The following is a summary of the differences between the income tax provision as shown in the financial statements, for the years ended December 31, 1995 and 1994, and the income tax expense that would result from applying the statutory tax rate of 35% in 1995 and 1994:

                                          1995         1994
                                          ----         ----
                                        (amounts in thousands)
                                         --------------------

Income tax expense on earnings before
 income taxes at the statutory rate     $ 6,187      $ 5,692
Increase (decrease) in taxes
 resulting from:
  Tax-exempt interest                      (349)        (357)
  Nondeductible interest                     29           24
  Other                                     159            7
  Utilization of rehabilitation tax credit    -         (327)
  Utilization of alternative minimum tax
   credit                                     -          (42)
                                          -----        -----

             Income tax provision       $ 6,026      $ 4,997
                                          =====        =====

The components of the deferred income tax liability included in other liabilities are as follows:

                                          1995         1994
                                          ----         ----
                                        (amounts in thousands)
                                         --------------------

Deferred tax asset:
  Federal                               $ 1,952      $ 6,958

Deferred tax liability:
  Federal                                (8,891)      (8,190)
                                          -----        -----

     Net deferred tax liability         $(6,939)     $(1,232)
                                          =====        =====

The tax effects of each type of significant item that gave rise to deferred taxes are:

                                           1995         1994
                                           ----         ----
                                         (amounts in thousands)
                                          --------------------

Allowance for credit losses              $   932      $ 1,230
Premises, equipment and other real estate
 owned basis differences                  (1,119)        (841)
Depreciation                              (7,101)      (6,750)
Health insurance reserve                      85          340
Net unrealized depreciation (appreciation)
 on securities held available for sale      (260)       4,500
Other                                        524          289
                                           -----        -----

     Net deferred tax liability          $(6,939)     $(1,232)
                                           =====        =====

NOTE H - EMPLOYEE BENEFIT PLANS

The Bank had a target benefit pension plan covering substantially all employees prior to April 1, 1994, at which time this plan was converted to a defined contribution plan under Section 401(k) of the Internal Revenue Code, named the Calcasieu Marine National Bank 401(k) Savings Plan. Substantially all employees who have attained age 21 are eligible to participate in the 401(k) plan. Under this plan, employees can contribute a portion of their regular compensation up to the maximum allowable by law with the Bank making a discretionary contribution based on each participating employee's contribution. The Bank may also make a discretionary profit-sharing contribution to the plan as of the last day of the plan year. The Bank's contribution to the plans totaled $346,000 in 1995 and $373,000 in 1994.

The Bank provides certain healthcare and life insurance benefits for retired employees. These postretirement benefits are accounted for by accruing the actuarially determined costs ratably to the date an employee becomes eligible for such benefits.

The accumulated postretirement benefit obligation was determined using the terms of the plans, together with relevant actuarial assumptions and healthcare cost trend rates projected at annual rates ranging from 13% in 1995 to 6% through the year 2004 and a discount rate of 7%. A one percent annual increase in these assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $439,418 and annual service cost by approximately
$37,509.

The net periodic postretirement cost is comprised of the following at December 31:

                                           1995         1994
                                           ----         ----

Service cost                           $  31,372    $  25,652
Interest cost                            177,014      172,980
Amortization of transitional amount       99,325      100,333
                                         -------      -------

     Net periodic postretirement
      benefit cost                     $ 307,711    $ 298,965
                                         =======      =======

The Company's accumulated postretirement benefit obligation as of December 31, 1995 is $2,746,366 and is not funded.


NOTE I - COMMITMENTS AND CONTINGENCIES

The Bank's financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1995, is as follows:

     Commitments to extend credit   $ 72,586,000
     Credit card arrangements       $     65,000
     Standby letters of credit      $  4,979,000

Commitments to extend credit, credit card arrangements, commercial letters of credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the statements of condition.

Management does not anticipate any material losses as a result of these commitments and contingent liabilities. The Bank is a defendant in certain litigation, or other legal matters, arising in the ordinary course of business. In the opinion of management and the Bank's legal counsel, there is no reasonable probability that any substantial judgment will be rendered against the Bank and ultimate resolution of these matters will, therefore, have no material effect on the Bank's financial statements.

The Bank leases various equipment and property under operating leases. Total rental expense was $67,000 and $71,000 in 1995 and 1994, respectively.


NOTE J - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank makes loans to its officers and directors and expects to continue making such loans in the future. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and do not involve more than normal risk of collectibility.

Bank officers, directors, and their related companies were indebted to the Bank in the aggregate amount of $4,021,000 and $5,026,000 at December
31, 1995 and 1994, respectively. Certain of these related parties had been granted lines of credit with the Bank by the Board of Directors in the aggregate amount of $250,000 at December 31, 1995.


NOTE K - CONCENTRATIONS OF CREDIT

All of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in note D. The type of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.


NOTE L - REGULATORY MATTERS

The Bank, as a federally chartered bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 1995, that the Bank could declare, without the approval of the Comptroller of the Currency, amounted to approximately $15,761,000.
The Bank is also required to maintain minimum amounts of capital in relation to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1995, the Bank's required minimum capital ratios and their actual ratios were as follows:

                                                   Required      Actual

Minimum (Tier 1)                                    4.00%        26.13%
Total capital                                       8.00%        26.77%
Leverage (Tier 1 capital divided by
 total assets)                                     3.00%-5.00%   14.29%


NOTE M - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Bank in estimating fair values of financial investments as disclosed herein:

1. Cash and Short-Term Investments

The carrying amounts of cash and short-term investments approximate their fair value.

2.  Investment Securities

Fair values for investment securities, excluding equity securities, are based on quoted market prices. The carrying values of equity securities approximate fair values.

3.  Loans

Fair value is estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

4.  Deposit Liabilities

The fair value of demand deposits is, by definition, equal to the amount payable on demand at the reporting date. Fair value of savings accounts and money market accounts is estimated using discounted cash flow analyses using the interest rate of current applicable Federal
Home Loan Bank advances. The fair value of certificates of deposit is estimated using discounted cash flow analyses, applying interest rates currently being offered by the Bank on certificates to a schedule of aggregated expected maturities of certificates.

5.  Short-term Borrowings

The carrying amounts of short-term borrowings approximate their fair values.

6.  Long-term Debt

The fair values of the Bank's long-term debt are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

7.  Commitments

There is no material difference between the carrying amount and estimated fair value of off-balance sheet items, primarily commitments to extend credit which are generally priced at market at the time of funding.

The estimated fair values of the Bank's financial instruments were as follows:

                                                      December 31, 1995
                                                      -----------------
                                                      Carrying     Fair
                                                       Amount      Value
                                                       ------      -----
                                                   (amounts in thousands)
                                                    --------------------

Financial assets:
   Cash and short-term
    investments                                      $  61,653 $  61,653
   Investment securities                               302,148   302,247
   Loans-net                                           344,712   340,499
                                                       -------   -------

Total financial assets                               $ 708,513 $ 704,399
                                                       =======   =======

Financial liabilities:
   Deposits                                          $ 607,642 $ 590,090
   Short-term borrowings                                40,227    40,227
   Long-term debt                                        1,422     1,403
                                                       -------   -------

Total financial liabilities                          $ 649,291 $ 631,720
                                                       =======   =======

Off-balance-sheet instruments:
   Commitments to extend credit                      $  72,586 $  72,586
                                                       =======   =======

The Bank's remaining assets and liabilities are not considered financial instruments.


NOTE N - DERIVATIVE FINANCIAL INSTRUMENTS

The Bank had an interest rate cap agreement in effect during 1994 for the purpose of managing interest rate risks. This agreement was sold in 1995 and the Bank does not have any derivative financial instruments as of December 31, 1995.


NOTE O - HOLDING COMPANY FORMATION

On October 21, 1994, the CM Bank Holding Company merged with Calcasieu Marine National Bank in a transaction accounted for in a manner similar to a pooling of interests. As a result, one share of each class of stock of the Bank was converted to one share of each corresponding class of stock of the Holding Company.


NOTE P - PRIOR PERIOD ADJUSTMENT

During 1995, an error was discovered in the recording of certain employee retirement benefit expenses which resulted in net income being overstated in years prior to 1994. The resulting cumulative overstatement of net income in the amount of $749,207 (net of income taxes) was adjusted as of December 31, 1993.

Unaudited Pro Forma Financial Information
- -------------------------------------------


     The following unaudited pro forma combined balance sheet as of June 30, 1996 gives effect to (1) the then pending acquisition of CM Bank Holding Company and the pending acquisition of St. Bernard Bank & Trust Co. assuming such acquisitions are accounted for under the purchase method of accounting and (2) the pending merger of Texarkana National Bancshares, Inc., with and into Hibernia assuming such merger is accounted for using the pooling-of-interests method of accounting, as if all such transactions had been consummated on June 30, 1996.

     The following unaudited pro forma combined income statement for the six months ended June 30, 1996, gives effect to (1) the then pending acquisition of CM Bank Holding Company and the pending acquisition of St. Bernard Bank & Trust Co. assuming such acquisitions are accounted for under the purchase method of accounting and (2) the pending merger of Texarkana National Bancshares, Inc., with and into Hibernia assuming such merger is accounted for using the pooling-of-interests method of accounting, as if all such transactions had been consummated on January 1, 1995.

     The following unaudited pro forma combined income statement for the year ended December 31, 1995, gives effect to (1) the then pending mergers of FNB Bancshares, Inc. (consummated on January 1, 1996) and Bunkie Bancshares,
Inc. (consummated on January 15, 1996) accounted for under the pooling-of-interests method of accounting, (2) the then pending acquisition of CM Bank Holding Company and the pending acquisition of St. Bernard Bank & Trust Co. assuming such acquisitions are accounted for under the purchase method of accounting and (3) the pending merger of Texarkana National Bancshares, Inc. with and into Hibernia assuming such merger is accounted for using the pooling-of-interests method of accounting, as if all such transactions had been consummated on January 1, 1995.

     The unaudited pro forma combined financial statements are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the transactions had been consummated in the past or which may be obtained in the future.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
June 30, 1996


                                                                             (A)
                                                                           CM BANK
                                                                       HOLDING COMPANY
                                     HISTORICAL     CM  BANK         PURCHASE ACCOUNTING            PRO FORMA    ST. BERNARD
                                      HIBERNIA       HOLDING             ADJUSTMENTS                HIBERNIA     BANK & TRUST
Unaudited ($ in thousands)           CORPORATION     COMPANY         DEBIT       CREDIT            CORPORATION       CO.

ASSETS
 Cash and due from banks          $     340,241  $    43,554                                    $     383,795  $    10,984
 Short-term investments                  61,484        5,200                                           66,684       12,400
 Securities available for sale        1,880,789      299,729  $     8,650  (2) $   201,700  (1)                        135
                                                                                        69  (3)     1,987,399
 Securities held to maturity                  -        8,650                         8,650  (2)             -      190,707
 Loans, net of unearned income        4,989,682      361,592                         4,213  (3)     5,347,061       29,519
     Reserve for possible loan losses  (143,999)      (2,563)                                        (146,562)        (290)
         Loans, net                   4,845,683      359,029            -            4,213          5,200,499       29,229
 Bank premises and equipment            119,875       51,961                         5,800  (3)       166,036        2,400
 Customers' acceptance liability            440            -                                              440            -
 Goodwill                                17,542            -       85,886  (3)                        103,428            -
 Other intangibles assets                 5,317           77       17,235  (3)          77  (3)        22,552           22
 Other assets                           183,312       10,619                         2,311  (3)       191,620        3,651
         TOTAL ASSETS             $   7,454,683  $   778,819  $   111,771      $   222,820      $   8,122,453  $   249,528

LIABILITIES
 Deposits:
     Demand, noninterest-bearing  $   1,119,969  $   165,300                                    $   1,285,269  $    24,511
     Interest-bearing                 5,173,305      452,596                   $       492  (3)     5,626,393      202,057
         Total Deposits               6,293,274      617,896            -              492          6,911,662      226,568
 Short-term borrowings                  290,862       35,318                                          326,180            -
 Liability on acceptances                   440            -                                              440            -
 Other liabilities                      118,853       12,705                                          131,558          981
 Debt                                     6,813        1,378  $        19  (3)                          8,172            -
         TOTAL LIABILITIES            6,710,242      667,297           19              492          7,378,012      227,549

SHAREHOLDERS' EQUITY
 Preferred Stock                              -            -                                                -            -
 Common Stock                           234,463       10,500       10,500                             234,463          375
 Surplus                                375,632       10,500       10,500                             375,632        1,625
 Retained earnings                      155,277       93,097       93,097                             155,277       19,979
 Treasury stock                             (65)          (8)                            8                (65)           -
 Unrealized gains on securities
   available for sale                    (6,476)      (2,567)                        2,567             (6,476)           -
 Unearned compensation                  (14,390)           -                                          (14,390)           -
         TOTAL SHAREHOLDERS' EQUITY     744,441      111,522      114,097  (1)       2,575  (1)       744,441       21,979
         TOTAL LIABILITIES AND
         SHAREHOLDERS' EQUITY     $   7,454,683  $   778,819  $   114,116      $     3,067      $   8,122,453  $   249,528
See notes to Pro Forma Combined Balance Sheet.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET (cont.)
June 30, 1996


                                                  (B)                                                      (C)
                                               ST. BERNARD                                              TEXARKANA
                                          BANK & TRUST COMPANY                        TEXARKANA  NATIONAL BANCSHARES, INC  TOTAL
                                           PURCHASE ACCOUNTING           PRO FORMA     NATIONAL    POOLING OF INTERESTS   PRO FORMA
                                              ADJUSTMENTS                HIBERNIA     BANCSHARES,       ADJUSTMENT        HIBERNIA
Unaudited ($ in thousands)              DEBIT           CREDIT          CORPORATION      INC.       DEBIT      CREDIT    CORPORATION

ASSETS
 Cash and due from banks                                             $     394,779  $    15,251                          $  410,030
 Short-term investments                                                     79,084        5,000                              84,084
 Securities available for sale     $   190,707  (2)      46,000  (1)                    112,220
                                                            184  (3)     2,132,057                                        2,244,277
 Securities held to maturity                            190,707  (2)             -       41,359                              41,359
 Loans, net of unearned income                                           5,376,580      214,833                           5,591,413
     Reserve for possible loan losses                                     (146,852)      (3,223)                           (150,075)
         Loans, net                          -                           5,229,728      211,610         -          -      5,441,338
 Bank premises and equipment                                               168,436        8,124                             176,560
 Customers' acceptance liability                                               440            -                                 440
 Goodwill                               19,513  (3)                        122,941            -                             122,941
 Other intangibles assets                7,142  (3)          22  (3)        29,694            -                              29,694
 Other assets                                             2,428  (3)       192,843        7,955                             200,798
         TOTAL ASSETS              $   217,362      $   239,341      $   8,350,002  $   401,519         -          -  $   8,751,521

LIABILITIES
 Deposits:
     Demand, noninterest-bearing                                     $   1,309,780  $    44,956                       $   1,354,736
     Interest-bearing                                                    5,828,450      290,618                           6,119,068
         Total Deposits                      -                -          7,138,230      335,574         -          -      7,473,804
 Short-term borrowings                                                     326,180        5,808                             331,988
 Liability on acceptances                                                      440            -                                 440
 Other liabilities                                                         132,539        2,951                             135,490
 Debt                                                                        8,172       20,029                              28,201
         TOTAL LIABILITIES                   -                -          7,605,561      364,362         -          -      7,969,923

SHAREHOLDERS' EQUITY
 Preferred Stock                                                                 -            -                                   -
 Common Stock                      $       375                             234,463        7,356              $  5,073       246,892
 Surplus                                 1,625                             375,632        2,654   $  5,073                  373,213
 Retained earnings                      19,979                             155,277       27,823                             183,100
 Treasury stock                                                                (65)           -                                 (65)
 Unrealized gains on securities
   available for sale                                                       (6,476)        (676)                             (7,152)
 Unearned compensation                                                     (14,390)           -                             (14,390)

          TOTAL SHAREHOLDERS' EQUITY     21,979  (1)                        744,441       37,157     5,073      5,073       781,598
        TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY      $    21,979                -      $   8,350,002  $   401,519  $  5,073   $  5,073  $  8,751,521

See notes to Pro Forma Combined Balance Sheet.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED BALANCE SHEET


A. Hibernia Corporation acquired CM Bank Holding Company ("Calcasieu") in a merger transaction accounted for as a purchase. Calcasieu shareholders received approximately $201,700,000 cash in connection with the merger. Under this method of accounting, the assets and liabilities of Calcasieu are adjusted to their estimated fair value. Applicable income tax effects of such adjustments are included as a component of Hibernia's net deferred tax asset with a corresponding offset to goodwill (assuming an effective tax rate of 35%). For purposes of these pro forma combined financial statements, estimates have been made of the fair value of Calcasieu's assets and liabilities as of June 30, 1996. These fair value adjustments are based on the best information currently available to Hibernia and are subject to update as additional information becomes available.

     In addition to the $201,700,000 cash to be exchanged in the merger, the total purchase price will include other direct
     acquisition  costs  such  as  investment  banking,   legal,
     accounting and other professional fees, printing and mailing costs, and other miscellaneous expenses. These costs, which are not expected to be material to the transaction, are not included as adjustments to the unaudited pro forma combined financial statements.


      (1) Allocation of purchase price:

      (in thousands)
      Net assets applicable to Calcasieu's
        common stock at June 30, 1996                                               $  111,522

       Net increase (decrease) to net asset
          value at June 30, 1996, net of tax
          (see footnote 3)                                     $    (6,861)
        Core deposit intangibles, net of tax
          (see footnote 3)                                          11,203
      Total estimated fair value adjustments                                             4,342

      Elimination of Calcasieu's existing identifiable
        intangibles, net of tax (see footnote 3)                                           (50)

      Total preliminary allocation of purchase price                                   115,814

      Goodwill due to the merger (see footnote 3)                                       85,886
                                                                                    $  201,700


     The purchase of Calcasieu was primarily funded by the sale of investment securities.




     (2) Securities of $8,650,000 classified as held to maturity by Calcasieu were reclassified by Hibernia as securities available for sale upon consummation of the merger.


   (3) Purchase accounting adjustments:
                                                                       Applicable               Net
                                                    Gross              income tax              of tax
   (in thousands)
   Debit (credit)

   Estimated fair value adjustments:
    Investment securities                      $         (69)        $           24        $        (45)
    Loans, net                                        (4,213)                 1,475              (2,738)
    Bank premises and equipment                       (5,800)                 2,030              (3,770)
    Interest bearing deposits                           (492)                   172                (320)
    Debt                                                  19                     (7)                 12
   Estimated fair value adjustments
    (excluding indentifiable
     intanbibles)                                    (10,555)                 3,694              (6,861)

   Elimination of Calcasieu's existing
    indentifiable intangibles                            (77)                    27                 (50)
   Core deposit intangibles due to the
    merge                                             17,235                 (6,032)             11,203
   Goodwill due to the merger                         85,886                      -              85,886

                                              $       92,489        $        (2,311)      $      90,178



B.	Hibernia National Bank plans to acquire St. Bernard Bank & Trust
Co. ("St. Bernard") in a merger transaction accounted for as a purchase. St. Bernard shareholders will receive approximately $46,000,000 cash in connection with the merger. Under this method of accounting, the assets and liabilities of St. Bernard will be adjusted to their estimated fair value. Applicable income tax effects of such adjustments will be included as a component of Hibernia's net deferred tax asset with a corresponding offset to goodwill (assuming an effective tax rate of 35%). For purposes of these pro forma combined financial statements, estimates have been made of the fair value of St. Bernard's assets and liabilities as of June 30, 1996. These fair value adjustments are based on the best information currently available and are subject to update as additional information becomes available.

	In addition to the $46,000,000 cash to be exchanged in the merger, the total purchase price will include other direct acquisition costs such as investment banking, legal, accounting and other professional fees, printing and mailing costs, and other miscellaneous expenses. These costs, which are not expected to be material to the transaction, are not included as adjustments to the unaudited pro forma combined financial statements.



      (1) Allocation of purchase price:

      (in thousands)
      Net assets applicable to St. Bernard's
        common stock at June 30, 1996                                           $    21,979

        Net increase (decrease) to net asset
          value at June 30, 1996, net of tax
          (see footnote 3)                                         $   (120)
        Core deposit intangibles, net of tax
          (see footnote 3)                                            4,642
      Total estimated fair value adjustments                                          4,522

      Elimination of St. Bernard's existing identifiable
        intangibles, net of tax (see footnote 3)                                        (14)

      Total preliminary allocation of purchase price                                 26,487

      Goodwill due to the merger (see footnote 3)                                    19,513

                                                                                $    46,000


     It is assumed that the purchase of St. Bernard will be funded by the sale of investment securities.


     (2)  Securities  of  $190,707,000  classified  as  held   to
     maturity by St. Bernard will be reclassified by Hibernia as securities available for sale upon consummation of the merger.



  (3) Purchase accounting adjustments:
                                                                 Applicable             Net
                                                 Gross           income tax           of tax
  (in thousands)
  Debit (credit)

  Estimated fair value adjustments:
   Investment securities                      $    (184)       $          64        $    (120)
  Elimination of St. Bernard's
   existing indentifiable
   intangibles                                      (22)                   8              (14)
  Core deposit intangibles due
   to the merger                                  7,142               (2,500)           4,642
  Goodwill due to the merger                     19,513                    -           19,513

                                              $  26,449        $      (2,428)       $  24,021


C. Hibernia Corporation plans to issue approximately 6,473,280 shares of Hibernia Common Stock, with an aggregate market value at the date of the merger of $69,588,000 based upon an assumed market value of $10.75 per share, to effect the merger with Texarkana National Bancshares, Inc. ("TNB"). The exchange rate shall be the number that is obtained by dividing $100.75 by the average closing price of Hibernia Common Stock for the ten business days preceding the last trading day prior to the closing date; provided, however, that if the exchange rate as calculated above is greater than 8.8, then the exchange rate for the purposes of this transaction shall be 8.8, and if the exchange rate as calculated above is less than 8.2, then the exchange rate for this transaction shall be 8.2. Based upon an assumed market value of $10.75 per share for Hibernia Common Stock, the exchange rate in the merger will be 8.8. The stated value of the Hibernia Common Stock is $1.92 per share.

     In addition, existing stock options outstanding to purchase 28,132 shares of TNB Common Stock will be converted into options to purchase 247,561 shares of Hibernia Common Stock at exercise prices ranging from $2.39 to $2.50 per share.

     In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined for the purposes of these pro forma statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Six months ended June 30, 1996
                                                                                                (A)
                                                                                              CM BANK
                                                                                           HOLDING COMPANY
                                                                          CM BANK        PURCHASE ACCOUNTING
                                                        HIBERNIA          HOLDING            ADJUSTMENTS
Unaudited ($ in thousands, except per share data)      CORPORATION        COMPANY          DEBIT           CREDIT
Interest income
    Interest and fees on loans                      $      214,552     $    16,280                      $      702 (1)
    Interest on securities available for sale               65,065           9,434     $    6,303 (3)            5 (1)
                                                                                                               282 (2)
    Interest on securities held to maturity                      -             282            282 (2)
    Interest on short-term investments                       4,739             586
        Total interest income                              284,356          26,582          6,585              989
Interest expense
    Interest on deposits                                   109,418           9,171
    Interest on short-term borrowings                        6,832             883
    Interest on debt                                           216              46              1 (1)
        Total interest expense                             116,466          10,100              1                -
Net interest income                                        167,890          16,482
    Provision for possible loan losses                           -             475
Net interest income after provision
   for possible loan losses                                167,890          16,007
Noninterest income
    Service charges on deposits                             25,184           3,258
    Trust fees                                               6,047             376
    Other service, collection and exchange charges          15,927             934
    Gain on divestiture of banking offices                       -               -
    Gain on sale of business lines                             517               -
    Other operating income                                   4,856             177
    Securities gains (losses), net                               -           1,157
        Total noninterest income                            52,531           5,902              -                -
Noninterest expense
    Salaries and employee benefits                          72,172           6,145
    Occupancy expense, net                                  12,830           1,423                             328 (1)
    Equipment expense                                       10,868           1,289                             284 (1)
    Data processing expense                                 10,208             158
    Foreclosed property expense, net                        (1,822)           (100)
    Amortization of intangibles                              1,923              12          1,847 (1)           12 (1)
                                                                                            1,718 (1)
    Other operating expense                                 35,132           3,606
        Total noninterest expense                          141,311          12,533          3,565              624
Income before income taxes                                  79,110           9,376         10,151            1,613
Income tax expense                                          27,795           3,241                             358 (1)
                                                                                                             2,332 (3)
Income from continuing operations                   $       51,315     $     6,135     $   10,151       $    4,303

Pro forma weighted average common shares               120,335,297

Pro forma income per common share from
    continuing operations (C)                       $         0.43

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT (cont.)
Six months ended June 30, 1996
                                                                                                (B)
                                                                                             ST. BERNARD
                                                                                             BANK & TRUST CO.
                                                              PRO FORMA        ST. BERNARD   PURCHASE ACCOUNTING
                                                              HIBERNIA         BANK & TRUST  ADJUSTMENTS
Unaudited ($ in thousands, except per share data)            CORPORATION          CO.          DEBIT         CREDIT
Interest income
    Interest and fees on loans                             $     231,534    $     1,407
    Interest on securities available for sale                     68,483              -      $  1,438 (3)   $  5,952 (2)

    Interest on securities held to maturity                            -          5,952         5,952 (2)
    Interest on short-term investments                             5,325            507
        Total interest income                                    305,342          7,866         7,390          5,952
Interest expense
    Interest on deposits                                         118,589          3,741
    Interest on short-term borrowings                              7,715              -
    Interest on debt                                                 263              -
        Total interest expense                                   126,567          3,741             -              -
Net interest income                                              178,775          4,125
    Provision for possible loan losses                               475             (7)
Net interest income after provision
   for possible loan losses                                      178,300          4,132
Noninterest income
    Service charges on deposits                                   28,442            530
    Trust fees                                                     6,423              -
    Other service, collection and exchange charges                16,861             69
    Gain on divestiture of banking offices                             -              -
    Gain on sale of business lines                                   517              -
    Other operating income                                         5,033             54
    Securities gains (losses), net                                 1,157              -
        Total noninterest income                                  58,433            653             -              -
Noninterest expense
    Salaries and employee benefits                                78,317          1,887
    Occupancy expense, net                                        13,925            359
    Equipment expense                                             11,873            207
    Data processing expense                                       10,366             21
    Foreclosed property expense, net                              (1,922)             -
    Amortization of intangibles                                    5,488              1           765 (1)          1 (1)
                                                                                                  390 (1)
    Other operating expense                                       38,738            599
        Total noninterest expense                                156,785          3,074         1,155              1
Income before income taxes                                        79,948          1,711         8,545          5,953
Income tax expense                                                28,346            566                          268 (1)
                                                                                                                 532 (3)
Income from continuing operations                          $      51,602    $     1,145   $     8,545     $    6,753

Pro forma weighted average common shares                     120,335,297

Pro forma income per common share from
    continuing operations (C)                              $        0.43

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT (cont.)
Six months ended June 30, 1996


                                                                                                     TOTAL
                                                             PRO FORMA          TEXARKANA          PRO FORMA
                                                             HIBERNIA           NATIONAL           HIBERNIA
Unaudited ($ in thousands, except per share data)           CORPORATION        BANCSHARES, INC.   CORPORATION
Interest income
    Interest and fees on loans                           $      232,941      $      9,307      $      242,248
    Interest on securities available for sale                    72,997             3,735              76,732

    Interest on securities held to maturity                           -             1,122               1,122
    Interest on short-term investments                            5,832                74               5,906
        Total interest income                                   311,770            14,238             326,008
Interest expense
    Interest on deposits                                        122,330             6,426             128,756
    Interest on short-term borrowings                             7,715               187               7,902
    Interest on debt                                                263               563                 826
        Total interest expense                                  130,308             7,176             137,484
Net interest income                                             181,462             7,062             188,524
    Provision for possible loan losses                              468               975               1,443
Net interest income after provision
   for possible loan losses                                     180,994             6,087             187,081
Noninterest income
    Service charges on deposits                                  28,972             1,929              30,901
    Trust fees                                                    6,423               405               6,828
    Other service, collection and exchange charges               16,930               887              17,817
    Gain on divestiture of banking offices                            -                 -                   -
    Gain on sale of business lines                                  517                 -                 517
    Other operating income                                        5,087               251               5,338
    Securities gains (losses), net                                1,157               113               1,270
        Total noninterest income                                 59,086             3,585              62,671
Noninterest expense
    Salaries and employee benefits                               80,204             3,032              83,236
    Occupancy expense, net                                       14,284               371              14,655
    Equipment expense                                            12,080               442              12,522
    Data processing expense                                      10,387                87              10,474
    Foreclosed property expense, net                             (1,922)               18              (1,904)
    Amortization of intangibles                                   6,643                 -               6,643

    Other operating expense                                      39,337             1,426              40,763
        Total noninterest expense                               161,013             5,376             166,389
Income before income taxes                                       79,067             4,296              83,363
Income tax expense                                               28,112             1,165              29,277

Income from continuing operations                        $       50,955      $      3,131      $       54,086

Pro forma weighted average common shares                    120,335,297         6,473,280         126,808,577

Pro forma income per common share from
    continuing operations (C)                            $         0.42                        $         0.43

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED INCOME STATEMENT
Six months ended June 30, 1996


A.   Calcasieu Marine Pro Forma Adjustments


     (1) In accordance with the purchase method of accounting, the assets and liabilities of Calcasieu were adjusted to fair value with the applicable income tax effects of such adjustments included as a component of Hibernia's net deferred tax asset. The related increase (decrease) to net income for the first six months of 1996 resulting from the amortization of such purchase accounting adjustments assuming the merger occurred on January 1, 1995 is as follows:

     (in thousands)
     Debit(Credit)
       Investment securities                           $     (5)
       Loans                                               (702)
       Bank premises                                       (328)
       Furniture & equipment                               (284)
       Debt                                                   1
       Core deposit intangibles                           1,847
       Goodwill                                           1,718
       Deferred federal tax asset resulting from:
         Investment securities                   $    2
         Loans                                      246
         Bank premises & equipment                   41
         Core deposit intangibles                  (647)
                                                           (358)

     In    addition,   amortization   of   Calcasieu's   existing
     identifiable intangibles was reversed.



     (2) Interest income on securities previously classified as held to maturity was reclassified to interest income on securities available for sale.



     (3) Interest income was reduced to reflect the sale of $201,700,000 in investment securities (with an assumed yield of 6.25%) to fund the purchase of Calcasieu. Income tax expense was adjusted accordingly to reflect the impact of the reduction in interest income.



B.   St. Bernard Pro Forma Adjustments


     (1) In accordance with the purchase method of accounting, the assets and liabilities of St. Bernard will be adjusted to fair value with the applicable income tax effects of such adjustments included as a component of Hibernia's net deferred tax asset. The related increase (decrease) to net income for the first six months of 1996 resulting from the amortization of such purchase accounting adjustments assuming the merger occurred on January 1, 1995 is as follows:


     (in thousands)
     Debit(Credit)
       Core deposit intangibles                               765
       Goodwill                                               390
       Deferred federal tax asset resulting
         from Core deposit intangibles                       (268)

     In   addition,   amortization  of  St.  Bernard's   existing
     identifiable intangibles will be reversed.



     (2) Interest income on securities previously classified as held to maturity will be reclassified to interest income on securities available for sale.

     (3) Interest income will be reduced to reflect the sale of $46,000,000 in investment securities (with an assumed yield of 6.25%) to fund the purchase of St. Bernard. Income tax expense will be adjusted accordingly to reflect the impact of the reduction of interest income.




C.   Anticipated Savings

     Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending on Hibernia's pre-merger operations in the respective geographic area. The majority of savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1995
                                                                                                     (B)
                                                                                                   CM BANK
                                                                          (A)                      HOLDING COMPANY
                                                      HISTORICAL        RESTATED       CM BANK     PURCHASE ACCOUNTING
                                                       HIBERNIA         HIBERNIA       HOLDING     ADJUSTMENTS
Unaudited ($ in thousands, except per share data)    CORPORATION      CORPORATION      COMPANY      DEBIT       CREDIT
Interest income
    Interest and fees on loans                     $     366,716    $     373,738    $ 31,523                 $  1,404 (1)
    Interest on securities available for sale             37,549           38,248      20,546    $ 12,606 (3)       10 (1)
                                                                                                                 2,129 (2)
    Interest on securities held to maturity              112,204          116,237       2,129       2,129 (2)
    Interest on short-term investments                     6,706            7,061         294
        Total interest income                            523,175          535,284      54,492      14,735        3,543
Interest expense
    Interest on deposits                                 209,512          215,134      15,423                      492 (1)
    Interest on short-term borrowings                     13,309           13,208       2,276
    Interest on debt                                         594              595       1,661           2 (1)
        Total interest expense                           223,415          228,937      19,360           2          492
Net interest income                                      299,760          306,347      35,132
    Provision for possible loan losses                         -             (135)        200
Net interest income after provision
   for possible loan losses                              299,760          306,482      34,932
Noninterest income
    Service charges on deposits                           45,009           45,957       6,642
    Trust fees                                            11,705           11,705         740
    Other service, collection and exchange charges        27,719           27,719       1,330
    Gain on divestiture of banking offices                 2,361            2,361           -
    Gain on sale of business lines                         3,402            3,402           -
    Other operating income                                 7,362            7,516         290
    Securities gains (losses), net                           (13)              (1)      2,080
        Total noninterest income                          97,545           98,659      11,082           -            -
Noninterest expense
    Salaries and employee benefits                       128,022          130,498      13,058
    Occupancy expense, net                                25,379           25,888       2,538                      656 (1)
    Equipment expense                                     20,541           20,717       2,453                      568 (1)
    Data processing expense                               18,824           19,212         349
    Foreclosed property expense, net                        (950)            (780)        (59)
    Amortization of intangibles                            3,709            3,709          23       4,309 (1)       23 (1)
                                                                                                    3,435 (1)
    Other operating expense                               68,508           70,086       9,453
        Total noninterest expense                        264,033          269,330      27,815       7,744        1,247
Income before income taxes                               133,272          135,811      18,199      22,481        5,282
Income tax expense                                         9,413           10,112       6,026                      761 (1)
                                                                                                                 4,664 (3)
Income from continuing operations                  $     123,859    $     125,699    $ 12,173    $ 22,481     $ 10,707

Pro forma weighted average common shares             117,879,746      120,644,146

Pro forma income per common share from
    continuing operations (D)                      $        1.05    $        1.04

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT (cont.)
Year ended December 31, 1995
                                                                                         (C)
                                                                                       ST. BERNARD
                                                                                       BANK & TRUST CO.
                                                        PRO FORMA        ST. BERNARD   PURCHASE ACCOUNTING
                                                         HIBERNIA        BANK & TRUST  ADJUSTMENTS
Unaudited ($ in thousands, except per share data)      CORPORATION         CO.          DEBIT           CREDIT
Interest income
    Interest and fees on loans                       $     406,665     $   2,666
    Interest on securities available for sale               48,327             -     $   2,875 (3)   $     184 (1)
                                                                                                        12,311 (2)
    Interest on securities held to maturity                116,237        12,311        12,311 (2)
    Interest on short-term investments                       7,355           753
        Total interest income                              578,584        15,730        15,186          12,495
Interest expense
    Interest on deposits                                   230,065         7,607
    Interest on short-term borrowings                       15,484             -
    Interest on debt                                         2,258             -
        Total interest expense                             247,807         7,607             -               -
Net interest income                                        330,777         8,123
    Provision for possible loan losses                          65           (95)
Net interest income after provision
   for possible loan losses                                330,712         8,218
Noninterest income
    Service charges on deposits                             52,599         1,017
    Trust fees                                              12,445             -
    Other service, collection and exchange charges          29,049           101
    Gain on divestiture of banking offices                   2,361             -
    Gain on sale of business lines                           3,402             -
    Other operating income                                   7,806            59
    Securities gains (losses), net                           2,079             -
        Total noninterest income                           109,741         1,177             -               -
Noninterest expense
    Salaries and employee benefits                         143,556         3,447
    Occupancy expense, net                                  27,770           717
    Equipment expense                                       22,602           397
    Data processing expense                                 19,561            85
    Foreclosed property expense, net                          (839)            -
    Amortization of intangibles                             11,453             2         1,786 (1)           2 (1)
                                                                                           781 (1)
    Other operating expense                                 79,539         1,059
        Total noninterest expense                          303,642         5,707         2,567               2
Income before income taxes                                 136,811         3,688        17,753          12,497
Income tax expense                                          10,713         1,168                           561 (1)
                                                                                                         1,064 (3)
Income from continuing operations                    $     126,098     $   2,520     $  17,753       $  14,122

Pro forma weighted average common shares               120,644,146

Pro forma income per common share from
    continuing operations (D)                        $        1.05

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT (cont.)
Year ended December 31, 1995


                                                                                                 TOTAL
                                                          PRO FORMA          TEXARKANA         PRO FORMA
                                                           HIBERNIA          NATIONAL           HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION        BANCSHARES, INC.  CORPORATION
Interest income
    Interest and fees on loans                         $     409,331      $     15,485      $     424,816
    Interest on securities available for sale                 57,947             8,781             66,728

    Interest on securities held to maturity                  116,237             2,609            118,846
    Interest on short-term investments                         8,108               302              8,410
        Total interest income                                591,623            27,177            618,800
Interest expense
    Interest on deposits                                     237,672            11,534            249,206
    Interest on short-term borrowings                         15,484               583             16,067
    Interest on debt                                           2,258             1,035              3,293
        Total interest expense                               255,414            13,152            268,566
Net interest income                                          336,209            14,025            350,234
    Provision for possible loan losses                           (30)            1,275              1,245
Net interest income after provision
   for possible loan losses                                  336,239            12,750            348,989
Noninterest income
    Service charges on deposits                               53,616             2,848             56,464
    Trust fees                                                12,445               792             13,237
    Other service, collection and exchange charges            29,150             2,176             31,326
    Gain on divestiture of banking offices                     2,361                 -              2,361
    Gain on sale of business lines                             3,402                 -              3,402
    Other operating income                                     7,865                 -              7,865
    Securities gains (losses), net                             2,079               250              2,329
        Total noninterest income                             110,918             6,066            116,984
Noninterest expense
    Salaries and employee benefits                           147,003             5,983            152,986
    Occupancy expense, net                                    28,487               937             29,424
    Equipment expense                                         22,999               883             23,882
    Data processing expense                                   19,646               154             19,800
    Foreclosed property expense, net                            (839)              (11)              (850)
    Amortization of intangibles                               14,020                 -             14,020

    Other operating expense                                   80,598             6,930             87,528
        Total noninterest expense                            311,914            14,876            326,790
Income before income taxes                                   135,243             3,940            139,183
Income tax expense                                            10,256               755             11,011

Income from continuing operations                      $     124,987      $      3,185      $     128,172

Pro forma weighted average common shares                 120,644,146         6,473,280        127,117,426

Pro forma income per common share from
    continuing operations (D)                          $        1.04                        $        1.01

See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1995


A.   Restated Hibernia Corporation


     On January 1, 1996, Hibernia Corporation merged with FNB Bancshares, Inc. ("Lake Providence") in a transaction accounted for as a pooling of interests. Hibernia issued 889,640 shares of Hibernia Common Stock, with an aggregate market value at the date of the merger of $9,307,859 based on a market value of $10.4625 per share, to effect the merger. Based upon the 9,670 shares of Lake Providence Common Stock outstanding on the record date, the exchange rate in the merger was 92. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical results of operations of the merged companies are combined.

     On January 15, 1996, Hibernia Corporation merged with Bunkie Bancshares, Inc. ("Bunkie") in a transaction accounted for as a pooling of interests. Hibernia issued 1,874,760 shares of Hibernia Common Stock, with an aggregate market value at the date of the merger of $19,145,987 based on a market value of $10.2125 per share, to effect the merger. Based upon the 11,006 Bunkie Common Stock outstanding on the record date, the exchange rate in the merger was 170.3398. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method
     of   accounting,  the  historical results of operations of
     the merged companies are combined.




B.   CM Bank Holding Company Pro Forma Adjustments


     (1) In accordance with the purchase method of accounting, the assets and liabilities of CM Bank Holding Company ("Calcasieu") were adjusted to fair value with the applicable income tax effects of such adjustments included as a component of Hibernia's net deferred tax asset. The related increase (decrease) to net income for the first year after the merger resulting from the amortization of such purchase accounting adjustments assuming the merger occurred on January 1, 1995 is as follows:

     (in thousands)
     Debit(Credit)
       Investment securities                           $    (10)
       Loans                                             (1,404)
       Bank premises                                       (656)
       Furniture & equipment                               (568)
       Interest-bearing deposits                           (492)
       Debt                                                   2
       Core deposit intangibles                           4,309
       Goodwill                                           3,435
       Deferred federal tax asset resulting from:
         Investment securities                   $    3
         Loans                                      492
         Bank premises & equipment                   81
         Interest-bearing deposits                  172
         Debt                                        (1)
         Core deposit intangibles                (1,508)
                                                           (761)

     In    addition,   amortization   of   Calcasieu's   existing
     identifiable intangibles was reversed.



     (2) Interest income on securities previously classified as held to maturity was reclassified to interest income on securities available for sale.



     (3) Interest income was reduced to reflect the sale of $201,700,000 in investment securities (with an assumed yield of 6.25%) to fund the purchase of Calcasieu. Income tax expense was adjusted accordingly to reflect the impact of the reduction in interest income.



C.   St. Bernard Pro Forma Adjustments


     (1) In accordance with the purchase method of accounting, the assets and liabilities of St. Bernard Bank & Trust Co. ("St. Bernard") will be adjusted to fair value with the applicable income tax effects of such adjustments included as a component of Hibernia's net deferred tax asset. The related increase (decrease) to net income for the first year after the merger resulting from the amortization of such purchase accounting adjustments assuming the merger occurred on January 1, 1995 is as follows:


     (in thousands)
     Debit(Credit)
       Investment securities                            $ (184)
       Core deposit intangibles                          1,786
       Goodwill                                            781
       Deferred federal tax asset resulting from:
         Investment securities                    $  64
         Core deposit intangibles                  (625)
                                                          (561)

     In   addition,   amortization  of  St.  Bernard's   existing
     identifiable intangibles will be reversed.



     (2) Interest income on securities previously classified as held to maturity will be reclassified to interest income on securities available for sale.



     (3) Interest income will be reduced to reflect the sale of $46,000,000 in investment securities (with an assumed yield of 6.25%) to fund the purchase of St. Bernard. Income tax expense will be adjusted accordingly to reflect the impact of the reduction in interest income.




D.   Anticipated Savings

     Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending on Hibernia's pre-merger operations in the respective geographic area. The majority of savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              HIBERNIA CORPORATION
                              (Registrant)



Date:  August 29, 1996     By:   /s/ RONALD E. SAMFORD, JR.
                                 ---------------------------

                                 Ronald E. Samford, Jr.
                                 Executive Vice President & Controller
                                 (Chief Accounting Officer)